EXHIBIT 10(b)



                           GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231




                                  July 17, 1997


USAA State Tax-Free Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 6 (the "Amendment") to the Registration Statement (No. 33-65572) on Form N-1A of USAA State Tax-Free Trust (the "Registrant"), a Delaware business trust, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Florida Tax-Free Income Fund, Florida Tax-Free Money Market Fund, Texas Tax-Free Income Fund and the Texas Tax-Free Money Market Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 4 to the Registration Statement.

     We also hereby consent to the reference to this firm in the prospectuses under the heading "Legal Counsel" and in the statements of additional information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.


                                               Very truly yours,


                                               /S/ GOODWIN, PROCTER & HOAR LLP
                                               --------------------------------
                                               GOODWIN, PROCTER & HOAR  LLP

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